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                                                                     EXHIBIT 4.1

                                  COMMON STOCK
                               PURCHASE AGREEMENT


         AGREEMENT, made effective the 30th day of January, 1996, by and among McLaughlin Enterprises, Inc., a Texas corporation (the "Purchaser"), MSU Corporation, a Florida corporation ("the Company"), MSU Public Limited Company, a corporation formed under the laws of England and Wales and MSU (UK) Limited, a corporation formed under the laws of England and Wales.

                                   SECTION I

                      AUTHORIZATION AND SALE OF THE SHARES

         1.1 Sale of the Shares. Subject to the terms and conditions hereof, the Company agrees to issue and sell to the Purchaser and the Purchaser agrees to purchase from the Company the total number of shares of the $.01 par value common stock of the Company (the "Common Stock") as are determined in accordance with the terms and at the times set forth below (the aggregate shares purchased pursuant to 1.1(a) and 1.1(b) being referred to as the "Shares"):

                 (a) On the date hereof, Purchaser is purchasing for $500,000 the greater of (i) 800,000 shares of Common Stock, and (ii) such number of shares of Common Stock as will result in Purchaser being the registered holder of 5% (exclusive of any ownership interest attributable to Purchaser's Warrant described in Section 1.2 below) of the outstanding Common Stock (on a fully diluted basis, with all warrants [excluding Purchaser's Warrant], options, convertible securities and the like, deemed exercised or converted, as appropriate). (The "First Round Shares"). The number of First Round Shares and related representations by the Company are set forth in Exhibit A hereto.

                 (b) On February 29, 1996, Purchaser shall purchase for $500,000 the greater of (i) 800,000 shares of Common Stock, and (ii) such number of shares of Common Stock as will result in Purchaser being the registered holder of 10% (exclusive of any ownership interest attributable to Purchaser's Warrant and inclusive of the first 5% referred to in (a) above) of the outstanding Common Stock (on a fully diluted basis, with all warrants [excluding Purchaser's Warrant], options, convertible securities and the like deemed exercised or converted, as appropriate). (The "Second Round Shares").

         1.2 Description of the Transactions. On the date hereof, Purchaser shall be issued a Warrant to purchase certain shares of Common Stock pursuant to the terms and conditions of the Warrant, a copy of which is attached as Exhibit B hereto. The Warrant will be exercisable for a period of 18 months commencing on March 1, 1996.

         1.3 Authorization of the Shares. The Company has authorized the sale and issuance of the Shares to the Purchaser. The closing of the purchase and sale of the First Round Shares (the "First Closing") is being held on the date hereof and the Closing of the purchase and sale of the Second Round Shares (the "Second Closing") shall be held on the last to occur of (i) February 29,


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1996 or (ii) such date as Coopers & Lybrand (or equally established international accounting firm) commences its audit of the Company's consolidated financial statements for the fiscal year ended June 30, 1995. The First Closing and Second Closing are sometimes collectively referred to as the "Closings."

         1.4 Issuance of the Shares. Subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements contained herein, the Company will issue and sell to Purchaser and Purchaser will purchase from the Company the Shares.

         1.5 Delivery. At the First Closing, Purchaser will wire transfer $500,000 to an escrow account at Allied Irish Bank, maintained by Allied Irish Bank as Escrow Agent, and the Company or its transfer agent will deliver to the Escrow Agent (or Purchaser's counsel) two stock certificates for the First Round Shares. At the Second Closing, Purchaser will wire transfer $500,000 to an escrow account at Allied Irish Bank, maintained by Allied Irish Bank as Escrow Agent, and the Company or its transfer agent will deliver to the Escrow Agent (or Purchaser's counsel) a stock certificate for the Second Round Shares. With respect to each Closing, upon receipt of the requisite funds by the Escrow Agent and stock certificate(s) by the Escrow Agent (or Purchaser's counsel in the case of the stock certificate(s)), the funds and stock certificate(s) shall be disbursed to the Company and Purchaser, respectively.


                                   SECTION 2

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Purchaser as follows:

         2.1 Organization, Standing and Corporate Power. The Company is a corporation duly organized and validly existing under the laws of the State of Florida and is in good standing under such laws. The Company is qualified to do business as a foreign corporation in any state or other jurisdiction where its failure to do so would have a materially adverse effect on its business or properties. The Company has all requisite corporate power and authority to own, lease or operate all properties owned, leased or operated by it, to conduct business as presently being conducted or proposed to be conducted by it, to enter into this Agreement and the Warrant, and to carry out and perform its obligations under the terms of this Agreement and the Warrant, including but not limited to issuance of the Shares. Each of the Company's two subsidiaries, MSU Public Limited Company ("MSU PLC") and MSU (UK) Limited ("MSU LTD") (with MSU PLC and MSU LTD sometimes collectively referred to as the "Subsidiaries") are companies, duly organized and validly existing under the laws of their respective jurisdictions and have all requisite power and authority to own, lease or operate all properties owned, leased or operated by them, to conduct business as presently being conducted or proposed to be conducted by them.

         2.2 Authorization. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution and delivery and performance by the Company of this Agreement and the Warrant and the consummation of the transactions contemplated herein and therein and for the authorization, issuance and delivery of the Shares has





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been taken.  This Agreement and the Warrant are the valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally. The authorization, execution, delivery and performance by the Company of this Agreement and the Warrant and compliance therewith and the authorization, issuance and delivery of the Shares will not result in any violation of the terms of, or constitute a default under, any provision of state, federal or other applicable laws to which the Company is subject, the Company's Articles of Incorporation, as amended, or By-laws, as amended, or any mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which the Company is a party or by which it is bound, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company. The Shares when issued, will be validly issued, fully paid and nonassessable, will be free of any liens or encumbrances, are not subject to any preemptive rights or rights of first refusal and are the valid and binding obligations of the Company.

         2.3 Capitalization. The Company's total authorized capital stock consists of 50 million shares of Common Stock, of which 13,909,877 shares (excluding the First Round Shares issued pursuant hereto) are issued and outstanding. The Company has not authorized or issued any preferred stock of any class or any securities convertible into or exchangeable for Common Stock. In addition, the Company currently has outstanding 100,000 Common Stock warrants exercisable at $1.00 per share of Common Stock and 150,000 Common Stock options exercisable at $2.50 per share of Common Stock. All the aforesaid issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, are owned of record and (to the best of the Company's knowledge and belief) beneficially by the shareholders and in the amounts set forth on Exhibit X, and all such outstanding shares, warrants and options have been offered, issued, sold and delivered by the Company in compliance with applicable securities laws. Except as set forth (including the name of each holder, the number of shares of Common Stock such holder has the right to acquire and the price therefor) in Exhibit A there are no outstanding preemptive, conversion or other rights, claims, options, warrants or agreements granted or issued by or binding upon the Company or otherwise existing for the purchase, acquisition or obtainment of any of its shares of Common Stock (and to the extent this representation and warranty is not true and correct, Purchaser shall be entitled [in addition to any other remedies or rights available to Purchaser] to receive such additional shares of Common Stock as will result in it receiving the number of shares of Common Stock to which it was entitled under Section 1.1 hereof ). The Company holds no shares of its Common Stock in its treasury. MSU PLC has total authorized capital stock of 3 million shares of Common Stock of which 2,932,039 shares are issued and outstanding and held of record by the Company (as to 2,772,239 shares) and Shield Capital Corporation (as to 159,800 shares). MSU LTD has total authorized capital stock of 10 million shares of Common Stock all of which are held of record by MSU PLC. There are no outstanding preemptive, conversion, or other rights, options, warrants or agreements granted or issued by or binding upon MSU PLC or MSU LTD for the purchase or acquisition of any of their respective shares of common stock.

         2.4 Articles and By-Laws. The copies of the Articles of Incorporation and By-laws of the Company and each of its Subsidiaries, as amended through the date of Closing, attached hereto as Exhibit Y and Exhibit Z respectively, are true, correct and complete, and are in effect





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on the date hereof, and the Articles of Incorporation of the Company, as so
amended, have been properly filed with the Secretary of State of Florida.

         2.5 Financial Information. The (i) consolidated financial statements of the Company and Subsidiaries for the year ended June 30, 1995, included in the Company's Form 10-K for such year, (ii) consolidated financial statements of the Company and subsidiaries for the quarter ended March 31, 1995, included in the Company's Form 10-Q for such quarter, and all related notes to each thereof, and (iii) all other financial information pertaining to the Company and/or its subsidiaries, provided to the Purchaser by the Company were true and correct as of the dates thereof and present fairly the financial position and results of operations of the Company at the dates and for the periods to which they relate, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and show all material liabilities, absolute or contingent, of the Company required to be recorded thereon in accordance with generally accepted accounting principles as at the respective dates thereof. Such consolidated financial statements of the Company, referred to in (i) and (ii) above, at and as of each such dates are hereinafter referred to collectively as the "Financial Statements".

         2.6 Subsidiaries. Except for the Subsidiaries, the Company has no subsidiaries and does not own of record or beneficially any capital stock or equity interest or investment in any corporation, association or business entity.

         2.7 Outstanding Debt. The Company (and each Subsidiary) has no outstanding indebtedness for borrowed money except as reflected in the Financial Statements or the Disclosure Documents and is not a guarantor or otherwise contingently liable for any such indebtedness. There exists no default under the provisions of any instrument evidencing any indebtedness or otherwise or of any agreement relating thereto, except as set forth in the Disclosure Documents. No security interest in or lien on any of the Company's assets has been granted except for the lien granted to National Westminister Bank Plc.

         2.8 Absence of Undisclosed Liabilities. The Company (and each Subsidiary) has no material liabilities (fixed or contingent, including without limitation any tax liabilities due or to become due) which are not fully reflected or provided for in the Financial Statements. The Company (and each Subsidiary) does not know of any material liability of any nature, direct or indirect, contingent or otherwise, or in any amount not adequately reflected or reserved against in the Financial Statements.

         2.9 Absence of Certain Changes. At all times since June 30, 1995, up to and including each Closing, except to the extent described in the Disclosure Documents, there has not been and will not be any event or condition of any character which has adversely affected or will adversely affect the Company's (or any Subsidiary's) business or prospects, including, but not limited to:

                 (a) any material adverse change in the condition, assets, liabilities or business of the Company (or any Subsidiary) from that shown on the consolidated balance sheet for the fiscal year ended June 30, 1995;





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                 (b)      any damage, destruction or loss of any of the
         properties or assets of the Company (whether or not covered by insurance) materially adversely affecting the business or plans of the Company (or any Subsidiary);

                 (c) any declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock (or any Subsidiary's capital stock), or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company (or any Subsidiary); or

                 (d) any labor trouble, or any event or condition of any character, materially adversely affecting the business or plans of the Company (or any Subsidiary).

         2.10 Taxes. The Company (and each Subsidiary) has filed or will file within the time prescribed by law (including extensions of time approved by the appropriate taxing authority) all tax returns and reports required to be filed with the United States Internal Revenue Service, with the State of Florida and (except to the extent that the failure to file would not have a material adverse effect on the condition or operations of the Company (or any Subsidiary)) with all other jurisdictions (including the United Kingdom) where such filing is required by law; and the Company (and each Subsidiary) has paid, or made adequate provision on its books as reflected in the Financial Statements for the payment of all taxes, interest, penalties, assessments or deficiencies shown to be due or claimed to be due on or in respect of such tax returns and reports. The Company (and each Subsidiary) knows of (i) no other tax returns or reports which are required to be filed which have not been so filed and (ii) no unpaid assessment for additional taxes for any fiscal period or any basis thereof. The Company's federal income tax returns have not, to the best of the Company's knowledge and belief, been audited by the Internal Revenue Service.

         2.11 Consents. All consents, qualifications, orders, approvals, or authorizations of, or filings with, any governmental authority or any other person required in connection with the Company's valid execution, delivery or performance of this Agreement and the Warrant, or the offer, sale or issuance of the Shares by the Company, or the consummation of any other transaction contemplated on the part of the Company hereby or thereby shall have been duly obtained and shall be effective on and as of each Closing to the extent required by law.

         2.13 Issuance Taxes. All taxes imposed by law in connection with the issuance, sale and delivery of the Shares shall have been fully paid, and all laws imposing such taxes shall have been fully complied with, prior to each Closing.

         2.14 Offering. The offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act," which term shall include any successor federal statute), any applicable state blue sky laws and any other applicable law. Neither the Company nor anyone acting with the Company's authorization on its behalf will take any action hereafter that would cause the loss of such exemption.

         2.15 Compliance with Other Instruments. The Company (and each Subsidiary) is not in violation of any term of its Articles of Incorporation or By-Laws (or comparable constituent





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documents) nor of any term of any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation to which the Company (or any Subsidiary) is subject and a violation of which would have a material adverse effect on the condition, financial or otherwise, or operations of the Company (or any Subsidiary), except as set forth in the Disclosure Documents.

         2.16 Registration Rights. Except as provided for in this Agreement and the Warrant, the Company is not under any obligation to register (as defined in Section 7.2 below) any of its currently outstanding securities or any of its securities which may hereafter be issued.

         2.17 Disclosure. This Agreement, including the exhibits and schedules hereto, the Financial Statements, the form 10-Q for the quarter ended March 31, 1995, the Offering Memorandum dated June 19, 1995 and the Company Disclosure Addendum dated the date hereof (collectively referred to herein as the "Disclosure Documents"), when read together, do not contain any untrue statement of a material fact and do not omit to state a material fact necessary in order to make the statements contained therein or herein not misleading in the light of the circumstances under which they were made. The Disclosure Documents describe all transactions between the Company and its officers, directors or stockholders and between the Company and any other affiliated, related or interested party.

         2.18 Contracts; Insurance. Except as otherwise described herein or as set forth in the Disclosure Documents, the Company (and each Subsidiary) has no currently existing contract, obligation agreement, plan arrangement, commitment or the like (written or oral) of any material nature, including without limitation, the following:

                 (a) employment, bonus or consulting agreements, pension, profit sharing, deferred compensation, stock bonus, retirement, stock option, stock purchase, phantom stock or similar plans, including agreements evidencing rights to purchase securities of the Company (or any Subsidiary) and agreements among shareholders and the Company (or any Subsidiary);

                 (b) loan or other agreements, notes, indentures, or instruments relating to or evidencing indebtedness for borrowed money, or mortgaging, pledging or granting or creating a lien or security interest or other encumbrance on any of the Company's (or any Subsidiary's) property or any agreement or instrument evidencing any guaranty by the Company (or any Subsidiary) of payment or performance by any other person;

                 (c) agreements with dealers, sales representatives, brokers or other distributors, jobbers, advertisers or sales agencies;

                 (d) agreements with any labor union or collective bargaining organization or other labor agreements;

                 (e) any contract or series of contracts with the same person for the furnishing or purchase of machinery, equipment, goods or services, including without limitation agreements with processors and subcontractors;





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                 (f)  any indenture, agreement or other document (including private placement brochures) constituting a binding obligation on the part of the Company (or any Subsidiary) to either sell or repurchase shares of the Company (or any Subsidiary);

                 (g) any joint venture contract or arrangement or other agreement involving a sharing of profits or expenses to which the Company (or any Subsidiary) is a party;

                 (h) agreements limiting the freedom of the Company (or any Subsidiary) to compete in any line of business or in any geographic area or with any person;

                 (i) agreements providing for disposition of the business, assets or shares of the Company (or any Subsidiary), agreements of merger or consolidation to which the Company (or any Subsidiary) is a party or letters of intent with respect to the foregoing;

                 (j) letters of intent or agreements with respect to the acquisition of the business, assets or shares of any other business; and

                 (k)  insurance policies.

                 The Company (and each Subsidiary) has complied with all the material provisions of all said contracts, obligations, agreements, plans, arrangements, and commitments and is not in default thereunder except as set forth in the Disclosure Documents.

                 The Company (and each Subsidiary) maintains insurance which is adequate, in the Company's opinion to protect the Company (and each Subsidiary) and its financial condition against the risks involved in the business conducted by the Company (and each Subsidiary).

         2.19 Ownership in Competitive Entities. To the best of the Company's knowledge and belief, none of the officers or directors or significant employees or consultants of the Company (or any Subsidiary), or their respective spouses or relatives, owns directly or indirectly, individually or collectively, a material interest in any entity which is a competitor, customer or supplier of (or has any existing contractual relationship with) the Company (or any Subsidiary).

         2.20    Litigation and Bankruptcy Proceedings.

                 (a) There is neither pending nor, to the Company's knowledge and belief, threatened, any action, suit, proceeding or claim, or any basis therefor or threat thereof, whether or not purportedly on behalf of the Company, to which the Company (or any Subsidiary) is or may be named as a party or its property is or may be subject and in which an unfavorable outcome, ruling or finding in any such matter or for all such matters taken as a whole might have a material adverse effect on the condition, financial or otherwise, or operations of the Company (or any Subsidiary); and the Company has no knowledge of any asserted claim, the assertion of which is likely and which, if asserted, would seek damages, an injunction or other legal, equitable, monetary or nonmonetary relief which claim individually or collectively with other such unasserted claims if granted would have a





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         material adverse effect on the condition, financial or otherwise, or operations of the Company (or any Subsidiary), except as set forth in the Disclosure Documents.

                 (b) The Company (and each Subsidiary) has not admitted in writing its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated a bankrupt, or filed a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other law or statute of the United States of America or any other jurisdiction.

         2.21 Title to Properties, Liens and Encumbrances. The Company (and each Subsidiary) has good marketable title to its respective properties and assets, and has good title to all its leasehold interests, in each case free from all mortgages, pledges, liens, security interests, conditional sale agreements, encumbrances or charges, except as set forth in the Disclosure Documents.

         2.22 Leases. Set forth on Exhibit C is a correct and complete list (including the amount of rents called for and a description of the leased property) of all material leases under which the Company (or any Subsidiary) is a lessee. The Company (or Subsidiary) enjoys peaceful and undisturbed possession under all such leases, and all of such leases are valid and subsisting and none of them is in default in any material respect.

         2.23 Business of the Company. Except as set forth in the Disclosure Documents, the Company has no knowledge or belief that (i) there is pending or threatened any claim or litigation against or affecting the Company (or any Subsidiary) contesting its rights to produce, manufacture, sell or use any product, process, method, substance part or other material presently produced, manufactured, sold or used by the Company (or any Subsidiary) in connection with the operations of the Company (or any Subsidiary); or (ii) there exists, or there is pending or planned, any patent, invention, device, application or principle, or any statute, rule, law, regulation, standard or code which would materially adversely affect the condition, financial or otherwise, or the operations of the Company (or any Subsidiary); or (iii) there is any other factor (other than fire, flood, accident, act or war or civil commotion, or any other cause or event beyond the control of the Company) which may adversely affect the condition, financial or otherwise, or the operations of the Company (or any Subsidiary). The Company currently intends to engage in the business of the same general type as described in the Disclosure Documents.

         2.24 Franchises, Licenses, Trademarks, Patents, Proprietary and Other Rights.

                 (a) To the best of the Company's knowledge and belief, the Company has all franchises, permits, licenses and other similar authority necessary for the conduct of its business as now being conducted by it and as planned to be conducted, the lack of which could materially and adversely affect the operations or condition, financial or otherwise, of the Company (or any Subsidiary), and it is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority. The Company possesses





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         or has applied for all patents, patent rights, trademarks, trademark rights, trade names, trade name rights and copyrights necessary and as planned to be conducted without conflict with or infringement upon any valid rights of others and has not received any notice of infringement upon or conflict with the asserted rights of others. The lack of such patents, patent rights, trademarks, trademark rights, trade names, trade name rights and copyrights would not materially adversely affect the operations of condition financial or otherwise, of the Company (or any Subsidiary).

                 (b) All key employees, consultants or similar persons have each assigned to the Company all proprietary information including, but not limited to, processes, formulae, data and know-how, improvements, inventions, techniques, software, and new products, as set forth in the Disclosure Documents, which he may have acquired prior to or during his employment or association with the Company (or any Subsidiary) (except that which was required to be assigned to a former employer), which proprietary information was lawfully acquired by such individual.

         2.25 Employees. To the best of the Company's knowledge and belief, no employee of the Company (or any Subsidiary) is, or is now expected to be, in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant or any other common law obligation to a former employer relating to the right of any such employee to be employed by the Company (or any Subsidiary) or to the use of trade secrets or proprietary information of others, and the employment of the Company's (or any Subsidiary's) employees does not subject the Company, any Subsidiary thereof, or Purchaser to any liability with respect thereto. There is neither pending nor, to the Company's knowledge and belief, threatened, any actions, suits, proceedings or claims, or to its knowledge any basis therefor or threat thereof with respect to any contract, agreement, covenant or obligation referred to in the preceding sentence. The Company (and each Subsidiary) does not have any collective bargaining agreement covering any of its employees.

         2.26 Shareholders of Record and Total Assets. The Company has 84 shareholders of record and total assets of less than $1 million.

         2.27 Accounts Receivable. The Company's accounts receivable set forth in the Financial Statements are not contingent upon the performance by the holder of any material obligations or contracts and are subject to no known material counterparts or setoffs.

                                   SECTION 3

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to the Company as follows:

         3.1 Receipt of Information. It has received and reviewed the information which it has requested from the Company concerning the investment in the Company, including but not limited





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to, the Disclosure Documents.  It has had the opportunity to discuss the
Company's business, management and financial affairs with its management.

         3.2 Suitability as a Purchaser. The Purchaser represents that it can bear the economic risk of investment in the Company, and:

         (a)  The Purchaser is investing in its own name;

         (b) The Purchaser is an "Accredited Investor" as defined in Rule 501(a) of Regulation D under the Securities Act.

         3.3 Investment. It is acquiring the Shares for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. It understands that the Shares have not been registered under applicable state or federal securities laws by reason of certain exemptions from the registration provisions thereof which depend upon, among other things, the bona fide nature of the Purchaser's representations and investment intent as expressed herein.

         3.4 Rule 144. It acknowledges that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

         3.5 Risks of Investment. Purchaser recognizes, acknowledges and warrants that it has such knowledge and experience as to be capable of evaluating the merits and risks of the investment in the Company and is aware of the speculative nature of and risks of loss associated with investments in general. The investment is suitable and consistent with Purchaser's overall investment program and the financial situation of Purchaser enables it to bear the risks of this investment for an indefinite period of time, which may include total loss of the amount paid to the Company.

         3.6 Requisite Authority. All necessary action on the part of Purchaser for the acquisition of the Shares and the consummation of the transactions contemplated herein, has been taken or will be taken prior to the issuance of such Shares, and this Agreement will be a valid and binding obligation of Purchaser, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally. Execution of this Agreement by Purchaser shall not be in contravention of or result in a default under any bylaw, charter, contract, mortgage, indenture, agreement, judgment, decree, order, rule or regulation to which Purchaser is a party or by which it is bound.





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                                   SECTION 4

                       CONDITIONS TO CLOSING OF PURCHASER

         The obligation of Purchaser to purchase the Shares to be purchased at the respective Closings is subject to the fulfillment, to Purchaser's satisfaction, on or prior to each Closing, of each of the following conditions:

         4.1 Representations and Warranties Correct. The representations and warranties made by the Company in this Agreement shall be true and correct in all respects when made, and shall be true and correct in all respects on the date of each Closing with the same force and effect as if they had been made on and as of the date of each Closing.

         4.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the date of each Closing shall have been performed or complied with in all respects on the date of each Closing.

         4.3 Legal Investment. At the time of each Closing, the purchase of the Shares to be purchased by Purchaser hereunder shall be legally permitted by all laws and regulations to which Purchaser and the Company are subject.

         4.4 Compliance Certificate. The Company shall have delivered to Purchaser a certificate of the President of the Company, dated the date of the Closing, certifying to the fulfillment of the conditions specified in Sections
4.1 and 4.2 of this Agreement and with respect to such other matters as Purchaser reasonably requests.

         4.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to Purchaser and its counsel.

         4.6 Qualifications. All authorizations, approvals or permits, if any, of any governmental or regulatory body that are required in connection with the lawful issuance of the Shares to be purchased pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the date of each Closing.

         4.7 Legal Fees. Each party will pay its own respective legal fees with respect to this Agreement, and the transactions contemplated hereby.

         4.8 Confidentiality Agreements. All employees and all consultants (as determined by the Purchaser) with access to confidential or proprietary information of the Company (or any Subsidiary), shall have executed and delivered to the Company (and Subsidiary, if employed thereby) a Confidentiality Agreement.

         4.9 Additional Matters. In addition to any other conditions set forth herein to Purchaser's obligation to purchase the Second Round Shares, Purchaser shall not be obligated to purchase the Second Round Shares unless on or prior to the Second Closing (i) Coopers &

Lybrand (or other equally established international accounting firm) shall have commenced its audit of the Company's consolidated financial statements for its fiscal year ended June 30, 1995, (ii) Company shall have delivered to Purchaser unaudited consolidated financial statements for the quarter ended September 30, 1995 and an unaudited consolidated balance sheet at December 31, 1995, and
(iii) Purchaser shall have received one or more stock certificate(s) in proper form and duly executed representing the First Round Shares. The stock certificate for the Second Round Shares shall be delivered at the Second Closing.


                                   SECTION 5

                        CONDITIONS TO CLOSING OF COMPANY

         The Company's obligation to sell the Shares to be purchased at the respective Closings is subject to the fulfillment, to its satisfaction, on or prior to each Closing, of each of the following conditions:

         5.1 Representations. The representations made by Purchaser pursuant to Section 3 hereof shall be true and correct when made and shall be true and correct on the date of each Closing.

         5.2 Legal Investment. At the time of each Closing, the conditions set forth in Section 3.6 hereof shall have occurred and the purchase of the Shares to be purchased shall be legally permitted by all laws and regulations to which Purchaser and the Company are subject.


                                   SECTION 6

                    COVENANTS AND AGREEMENTS OF THE COMPANY

         The Company hereby covenants and agrees (with Sections 6.1 through 6.9 to apply only so long as the Purchaser owns at least 50% of the Shares purchased) as follows:

         6.1 Basic Financial Information. The Company will furnish to the Purchaser copies of each Form 10-K, 10-Q, 8-K and all other reports or documents to be filed with the Commission (as defined in Section 7.2 below), all within two (2) days of the filing (or due date) of such report or document.

         6.2 Additional Information. The Company will permit Purchaser (or its designee or representative) to visit and inspect any of the properties of the Company (or any Subsidiary), including its books and records of account, and to discuss its affairs, finances and accounts with the Company's officers and its independent public accountants, all at such reasonable times and as often as any such person may reasonably request. The Company will deliver the reports described below in this Section 6.2 to each such person.

                 (a) As soon as practicable after the end of each month and in any event within thirty (30) days thereafter, a consolidated balance sheet of the Company and its Subsidiaries, if any, as at the end of such month, and consolidated statements of income and of sources and applications of funds of the Company and its Subsidiaries, for each month and for the current fiscal year of the Company to date, prepared in accordance with generally accepted accounting principles consistently applied, together with a comparison of such statements to the Company's operating plan then in effect, if any, and approved by its Board of Directors, and certified, subject to changes resulting from year-end audit adjustments, by the principal financial or accounting officer of the Company.

                 (b) As soon as available (but in any event within sixty (60) days after the commencement of its fiscal year) a summary of the financial plan of the Company (and its Subsidiaries), as contained in its operating plan, if any, approved by the Company's Board of Directors. Any material changes in such financial plan shall be submitted as promptly as practicable after such changes have been approved by the Board of Directors.

                 (c) With reasonable promptness, such other information and data with respect to the Company and its Subsidiaries as Purchaser may from time to time reasonably request.

                 (d) The foregoing provisions of this Section 6.2 shall not be in limitation of any rights which Purchaser may have with respect to the books and records of account of the Company and its Subsidiaries, or to inspect their properties or discuss their affairs, finances and accounts, under the laws of the jurisdictions in which they are incorporated or organized.

         6.3 Maintenance of Properties and Leases. The Company will keep its properties and those of its Subsidiaries in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company and its Subsidiaries will at all times comply with each provision of all leases to which any of them is a party or under which any of them occupies property if the breach of such provision might have a material adverse effect on the condition, financial or otherwise, or operations of the Company (or any Subsidiary).

         6.4 Insurance. The Company will keep its assets and those of its Subsidiaries which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company's line of business, in amounts sufficient to prevent the Company or any Subsidiary from becoming a co-insurer and not in any event less than 100% of the insurable value of the property insured; and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated.

         6.5 Accounts and Records. The Company will keep true books and records of account in which full, true and correct entries will be made of all dealings and transactions in relation to its and its Subsidiaries business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

         6.6 Independent Accountants. The Company will retain independent public accountants of recognized national standing who shall certify the Company's consolidated financial statements at the end of each fiscal year. In the event the services of the independent public accountants so selected, or any firm of independent public accountants hereafter employed by the Company, are terminated, the Company will promptly thereafter notify Purchaser and will request the firm of independent public accountants whose services are terminated to deliver to Purchaser a letter of such firm setting forth the reasons for the termination of their services. In the event of such termination, the Company will promptly thereafter engage another such firm of independent public accountants. In its notice to Purchaser the Company shall state whether the change of accountants was recommended or approved by the Board of Directors or any committee thereof.

         6.7 Compliance with Requirements of Governmental Authorities. The Company and all its Subsidiaries shall duly observe and conform to all valid requirements of governmental authorities relating to the conduct of their businesses or their properties or assets.

         6.8 Maintenance of Corporate Existence, etc. The Company (and each Subsidiary) shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by it and deemed by the Company (or any Subsidiary) to be necessary to the conduct of their business.

         6.9     Certain Restrictions on Corporate Action.

                 (a) The Company shall not without the Purchaser's approval:

                          (i) pay or declare any dividend or distribution on any shares of Common Stock or apply any of its assets to the redemption (other than to eliminate fractional shares or to pay dissenting shareholders entitled to payment for their shares), retirement, purchase or other acquisition directly or indirectly, of any shares of Common Stock; provided, however that this restriction shall cease to apply after the Company has had four consecutive quarters of positive earnings (after interest, taxes, depreciation and amortization);

                          (ii) authorize or issue any shares of stock having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Company's Common Stock or reclassify any capital stock into shares having any preference or priority superior to the Company's Common Stock;

                          (iii) grant any new security interest in any securities or property or other assets of the Company (or any Subsidiary) to any person except a financial institution; provided, however that this restriction shall cease to apply after the Company has had four consecutive quarters of positive earnings (after interest, taxes, depreciation and amortization).

         6.10    Stock Issuances.

                 (a) The Company will not hereafter issue any Common Stock or grant any option or warrant to purchase any of its Common Stock to any director, officer or employee of the Company or a Subsidiary, except for options to purchase up to 200,000 shares to be granted to employees (other than officers and directors) under a stock option plan not to be adopted prior to September 1, 1996.

                 (b) Upon the issuance by the Company of any additional capital stock (excluding the issuance of Common Stock pursuant to (i) the exercise or conversion of any outstanding subscriptions, warrants, options, calls, commitments or securities set forth in the Company Disclosure Addendum, or (ii) a merger, acquisition [of a business or assets] or underwritten public offering of Common Stock registered under the Securities Act for gross proceeds of $10 million or more) or any debt or equity instruments that are convertible into or exercisable or exchangeable for capital stock, Purchaser will have the right to acquire additional shares of Common Stock in an amount sufficient to own, following the issuance of such additional shares of Common Stock, the same proportion of the voting power of the Company (as calculated in subsection (c) below) as it owned prior to the issuance by the Company of such additional shares of capital stock, at a price per share of Common Stock equal to the price per share of capital stock received by the Company in connection with the transaction triggering Purchaser's right hereunder and provided further, that if the Company issues debt or equity shares convertible into or exercisable or exchangeable for capital stock of the Company, Purchaser's right to purchase additional shares of Common Stock will not become effective until the convertible securities holder notifies the Company of its intention to convert or exercise or exchange all or a portion of its shares. Within five business days of receiving notice from any convertible securities holder of its intention to convert or exercise or exchange such convertible securities for capital stock, Company will notify the Purchaser in writing of such impending conversion. The Purchaser will have fifteen business days from receipt of such notice to provide the Company with written notice of its intent to exercise its right to acquire additional shares of Common Stock. Failure of Purchaser to provide such written notice will be deemed a waiver by Purchaser of its right to acquire additional shares of Common Stock, however, a waiver by Purchaser of its right to acquire additional shares of Common Stock in one instance will not be deemed a waiver of any subsequent right to acquire additional shares of Common Stock.

                          (1) The Company will, no less than 30 days prior to the commencement thereof, notify Purchaser in writing of its intention to effect a transaction involving the issuance of shares of Common Stock. Purchaser will have 15 business days from receipt of such notice to provide the Company with written notice of its intent to exercise its right to acquire additional shares of Common Stock pursuant to this Section
                 6.10. Failure to provide such written notice to the Company will be deemed a waiver by Purchaser of its right to acquire additional shares of Common Stock however, a waiver by Purchaser of its right to acquire additional shares of Common Stock in one instance will not be deemed a waiver of any subsequent right to acquire additional shares of Common Stock.

                          (2) In calculating the proportion of the voting power of the Company referenced above, all (i) outstanding subscriptions, warrants, options, calls, commitments or securities entitling any person to purchase or acquire any shares of the Company's Common Stock or other capital stock of the company with voting rights, and (ii) obligations or securities convertible into or exchangeable or exercisable for shares of any Common Stock of the Company or any commitments entitling any person to purchase or otherwise acquire any such obligations or securities, all as set forth in Schedule 6.10, to the extent not previously converted, exercised or exchanged, will be deemed converted, exchanged or exercised.

                          (3) Purchaser's right to acquire additional shares of Common Stock under this Section 6.10(b) shall terminate at such time as Purchaser's Common Stock ownership falls below four percent (4%) of the Company's outstanding shares of Common Stock or at such time as the Company completes an underwritten public offering of Common Stock registered under the 1933 Act for gross proceeds of $10 million or more.

         6.11 Use of Proceeds. The Company will use the proceeds from the sale of the Shares for general corporate purposes, but not for the payment of
(i) dividends or (ii) existing material undisclosed claims or indebtedness as of the applicable Closing.

         6.12 Confidentiality Agreements. The Company will cause all future employees and all future consultants (as determined by Purchaser) with access to confidential or proprietary information of the Company or any Subsidiary to execute and deliver a Confidentiality Agreement in such form as is adequate to protect all confidential information of the Company and the Subsidiaries.

         6.13 Reports Pursuant to Section 15(d) of the Exchange Act. The Company will cause all delinquent reports, required to be filed pursuant to
Section 15d of the Exchange Act, to be filed with the Commission as soon as reasonably possible, and thereafter to timely file all reports required under the Exchange Act. All such reports shall be prepared in compliance with the Exchange Act and all rules and regulations promulgated thereunder. In conjunction therewith, the Company agrees to use its best efforts to obtain a completed audit of its consolidated financial statements for the fiscal year
ended June 30, 1995 as promptly as possible.   The Company will use its best
efforts to register its Common Stock under Section 12g of the Exchange Act (and will notify Purchaser when such registration occurs) and, when the requisite criteria have been met, to list its Common Stock on the NASDAQ SmallCap Market(SM).

         6.14 Additional Covenant. The Company agrees (i) to take all steps reasonably possible to pursue all valid claims (to the extent deemed warranted by the Board of Directors after review and consultation with Company counsel) against Millport Limited and other appropriate parties, arising in connection with the Company's 1995 Regulation offering, and (ii) to disassociate itself with Millport Limited and all parties affiliated with, related to or doing business with Millport Limited.

                                   SECTION 7

                             COVENANT OF PURCHASER

         7.1 Change of Control. In the event Purchaser should determine to seek control of the Company (i.e., more than 50%), it will do so only in accordance with applicable law and will take no wrongful or illegal action, with the intent of adversely affecting the Company to Purchaser's advantage, in connection with any such action to obtain control of the Company.

                                   SECTION 8

                       RESTRICTION ON TRANSFERABILITY OF
                   SECURITIES; COMPLIANCE WITH SECURITIES ACT

         8.1 Restrictions on Transferability. The transferability of the Shares shall be subject to the conditions specified in this Section 8, which conditions are intended to insure compliance with the provisions of the Securities Act or, in the case of Section 8.13 hereof, to assist in an orderly distribution. Purchaser will cause any proposed transferee of Shares held by Purchaser to agree to take and hold those securities subject to the provisions and upon the conditions specified in this Section 8.

         8.2 Certain Definitions. As used in this Section 8, the following terms shall have the respective meanings:

         "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute.

         "Restricted Securities" shall mean the securities of the Company required to bear or bearing the legend set forth in Section 8.3 hereof.

         "Registrable Securities" shall mean the Shares, and any Common Stock issued in respect of any thereof upon any stock split, stock dividend, recapitalization or similar event.

         The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

         "Registration Expenses" shall mean all expenses incurred by or on behalf of the Company in compliance with Section 8.5 and 8.6 hereof, including, without limitation, all registration and filing fees, printing expenses, reasonable fees and disbursements of one counsel for all the selling Holders and other security holders for, but not limited to, a "due diligence" examination of the Company, and the expense of any special audits incident to or required by any such registration

(but excluding the compensation of regular employees of the Company, which shall be paid in any such event by the Company).

         "Securities Act" shall have the meaning given to it in Section 2.14 hereof.

         "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of separate counsel for any individual Holder.

         "Holder" shall mean any holder of the outstanding Registrable Securities which have not been sold to the public.

         "Initiating Holders" shall mean Purchaser or its assignees under
Section 8.13 hereof who in the aggregate are Holders of thirty percent (30%) or more of the Registrable Securities which have not been sold to the public.

         8.3 Restrictive Legend. Each certificate representing (i) the Shares or (ii) any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted or unless the securities evidenced by such certificate shall have been registered under the Securities Act) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THESE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

         Upon request of a holder of such a certificate, the Company shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if, with such request, the Company shall have received either the opinion referred to in Section 8.4(i) or the "no-action" letter referred to in Section 8.4(ii) to the effect that any transfer by such holder of the securities evidenced by such certificate will not violate the Securities Act and applicable state securities laws.

         8.4 Notice of Proposed Transfers. The Holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 8.4. Prior to any proposed transfer of any Restricted Securities (other than under circumstances described in Sections 8.5, 8.6 and 8.8 hereof), the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied (except in transactions in compliance with Rule 144) by either (i) a written opinion of legal counsel who shall be reasonably satisfactory to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no-action" letter from the Commission to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear the appropriate restrictive legend set forth in
Section 8.3, above, except such certificate shall not bear such restrictive legend if the opinion of counsel or "no-action" letter referred to above is to the further effect that such legend is not required in order to establish compliance with any provisions of the Securities Act.

         8.5     Requested Registration.

                 (a) Request for Registration. If the Company shall receive from Initiating Holders, a written request that the Company effect any registration with respect to all or a part of the Registrable Securities, the Company will:

                          (i) promptly give written notice of the proposed registration to all other Holders; and

                          (ii) as soon as practicable, use its diligent best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws and appropriate regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given by such Holders within thirty (30) days after receipt of such written notice from the Company; provided that the Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this
                 Section 8.5:

                                  (A)  In any particular jurisdiction in which
                          the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

                                  (B)  After the Company has effected one such
                          registration pursuant to this Section 8.5(a) and such registration has been declared or ordered effective and the sales of such Registrable Securities shall have closed; or

                                  (C)  Prior to October 15, 1996.

                 Subject to the foregoing clauses (A), (B) and (C), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, after receipt of the request or requests of the Initiating Holders.

                 The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 8.5(b) below, include other securities of the Company which are held by officers or directors of the Company or which are held by persons who, by virtue of agreements with the Company, are entitled to include their securities in any such registration, but the Company shall have no right, other than as provided in Section 8.5(b), to include any of its unissued or treasury securities in any such registration.

                 (b) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 8.5 and the Company shall include such information in the written notice referred to in Section 8.5(a)(i) above. The right of any Holder to registration pursuant to
         Section 8.5 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder with respect to such participation and inclusion) to the extent provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities it holds.

                 If officers or directors of the Company holding other securities of the Company shall request inclusion in any registration pursuant to Section 8.5, or if holders of securities of the Company who are entitled, by contract with the Company, to have securities included in such a registration (the "Other Shareholders") request such inclusion, the Initiating Holders shall, on behalf of all Holders, offer to include the securities of such officers, directors and Other Shareholders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this
         Section 8. The Company shall (together with all Holders, officers, directors and Other Shareholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 8.5, if the representative advises the Initiating holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the securities of the Company held by officers or directors or Other Shareholders (other than Registrable Securities) of the Company shall be excluded from such registration to the extent so required by such limitation and if a limitation of the number of shares is still required, the Initiating Holders shall so advise all Holders of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among all such Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and other securities which they had requested be included in such registration. No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any Holder of Registrable Securities, officer, director or Other Shareholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefore by written notice to the Company, the underwriter and the Initiating Holders. The securities so withdrawn shall also be withdrawn from registration. If the underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the Company may include its securities for its own account in such registration if the underwriter so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

         8.6 Company Registration. If the Company shall determine to register any of its securities, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

                 (a) promptly give to each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                 (b) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all of the Registrable Securities specified in a written request or requests, made by any Holder within fifteen (15) days after receipt of the written notice from the Company described in clause (a) above. Such written request may specify all or a part of a Holder's Registrable Securities.

         8.7 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 8 shall be borne by the Company, and all Selling Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of their shares so registered.


         8.8 Registration Procedures. In the case of each registration effected by the Company pursuant to Section 8, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

                 (a) Keep such registration effective for a period of one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment, permit, in lieu of filing a post-effective amendment which (y) includes any prospectus required by Section 10(a)(3) of the Securities Act or (z) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (y) and (z) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;

                 (b) Furnish such number of prospectuses and other documents incident thereto as a Holder from time to time reasonably requests;

                 (c) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 8.5 hereof, the Company will enter into any underwriting agreement reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains customary underwriting provisions and provided further that if the underwriter so requests the underwriting agreement will contain customary contribution provisions.

         8.9     Indemnification.

                 (a) The Company will indemnify each Holder, each of its officers, directors and partners, and each person controlling such Holder, with respect to which registration, qualification or compliance has been effected pursuant to this Section 8, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein.

                 (b) Each Holder and Other Shareholder will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder, each other such Holer and Other Shareholder and each of their officers, directors and partners, and each person controlling such Holder or Other Shareholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, Other Shareholders, directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder or Other Shareholder and stated to be specifically for use therein; provided, however, that the obligations of such Holders and Other Shareholders hereunder shall be limited to an amount equal to the proceeds to each such Holder or Other Shareholder of securities sold as contemplated herein.

                 (c)      Each party entitled to indemnification under this
         Section 8 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 8. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

         8.10 Information by Holder. Each Holder of Registrable Securities holding securities included in any registration, shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 8.

         8.11 Limitations on Registration of Issues of Securities. From and after the date of this Agreement, the Company shall not enter into any agreement (excluding the Warrant) with any holder or prospective holder of any securities of the Company giving such holder or prospective holder the right to require the Company to initiate any registration of any securities of the Company or the right to require the Company, upon any registration of any of its securities, to include, among the securities which the Company is then registering, securities owned by such holder; provided, however, the holders in interest of 51% of the Shares not sold to the public , may waive the requirement that the Company not enter into any agreement giving a holder of any securities of the Company the right to require the Company to initiate registration of any securities of the Company. Any right given by the Company to any holder or prospective holder of the Company's securities in connection with the registration of securities shall be conditioned such that it shall be consistent with the provisions of this Section 8, with the rights of the Holders provided in this Agreement, and with the registration rights held by Purchaser under the Warrant.

         8.12 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Restricted Securities to the public without registration, the Company agrees to:

                 (a) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

                 (b) So long as Purchaser owns any Restricted Securities, furnish to Purchaser forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as Purchaser may reasonably request in availing itself of any rule or regulation of the Commission allowing Purchaser to sell any such securities without registration.

         8.13 Transfer or Assignment of Registration Rights. The rights to cause the Company to register Purchaser's Registrable Securities granted to Purchaser by the Company under this Section 8 may be transferred or assigned by Purchaser to a transferee or assignee of any of Purchaser's Registrable Securities, provided that the Company is given written notice by Purchaser at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned; and provided further that the transferee or assignee of such rights assumes the obligations of Purchaser under this Section 8.

                                   SECTION 9

                      RESCISSION OF SALE OF THE SECURITIES

         9.1 Rescission Rights. If the Company shall fail to comply with, breach or violate any material covenant contained in this Agreement and such failure or breach shall have continued for thirty (30) days after written notice thereof to the Company by Purchaser, the Company shall immediately offer to rescind, within (30) days of receipt of such election, all purchases of the Shares, at the price paid for the Shares, and Purchaser by accepting such rescission offer shall relieve the Company of and be relieved from all obligation under this Agreement. The Company hereby covenants and agrees that it shall, to the fullest extent permitted by law, do all things necessary, including, but not limited to, making all appropriate adjustments to stated capital, which shall permit the Company to implement the rescission rights of Purchaser pursuant thereto. This provision shall not be construed as being in substitution for or as a limitation of any other rights or remedies available to Purchaser at law or equity. The rescission rights set forth in this Section
9.1 will terminate on January 29, 1997.


                                   SECTION 10

                                 MISCELLANEOUS

         10.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Texas applicable to contracts made and to be wholly performed in the State of Texas.

         10.2 Survival. Except as stated herein, the representations, warranties, covenants and agreements made herein shall survive (i) any investigation made by Purchaser and (ii) each Closing.

         10.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns heirs, executors and administrators of the parties hereto; provided, however, the Company may not assign its rights hereunder.

         10.4 Entire Agreement; Amendment. This Agreement (including the Schedules and Exhibits hereto) and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the Purchaser.

         10.5 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first-class mail, postage prepaid, or delivered either by hand or by messenger, addressed
(a) if to Purchaser, at 13750 U.S. 281 North, Suite 660, San Antonio, Texas 78232, or at such other address as Purchaser shall have furnished to the Company in writing, or (b) if to the Company, at 270 Upper 4th Street, Milton Keynes Bucks MK9 1DP, or at such other address as the Company shall have furnished to the Purchaser in writing.

         10.6 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

         10.7 Rights; Separability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         10.8    Agent's Fees.

                 (a) The Company hereby agrees to indemnify and to hold Purchaser harmless of and from any liability for commission or compensation in the nature of an agent's fee to any broker, finder or other person or firm (and the costs and expenses of defending against such liability or asserted liability) arising from any act by the Company or any of its employees or representatives.

                 (b) Purchaser (i) represents and warrants that it has retained no broker or finder in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and to hold the Company harmless from any liability for any commission or compensation in the nature of an agent's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which it, any of its employees or any of its representatives are responsible.

         10.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         10.10 Subsidiary Guarantees. Each Subsidiary guarantees the performance of all obligations of the Company hereunder and under the Warrant.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers effective the day and year first above written.


McLAUGHLIN ENTERPRISES, INC.               MSU CORPORATION

By:   MARK McLAUGHLIN                      By:   KEITH CHARLES HALL
   -------------------------------             ---------------------------------
      Mark McLaughlin                             Keith Charles Hall
      President                                   President


MSU PUBLIC LIMITED COMPANY                 MSU (UK) LIMITED

By    KEITH CHARLES HALL                   By:    KEITH CHARLES HALL
   -------------------------------             ---------------------------------
      Keith Charles Hall                          Keith Charles Hall
      Managing Director                           Managing Director

                                   EXHIBIT A

1. The number of First Round Shares is 800,000 shares of Common Stock representing the greater of 800,000 shares of Common Stock as per Section 1.1(a)(i) of the Agreement and 789,439 shares of Common Stock as per Section 1.1(a)(ii) of the Agreement.

2. The Company represents and warrants that the Company's outstanding preemptive, conversion or other rights, claims, options, warrants or agreements granted or issued by or binding upon the Company or otherwise existing for the purchase acquisition or obtainment of any of its shares of Common Stock consist solely of the following:

         a.      Irving Goldstein warrant to acquire 100,000 shares;

         b. Options to acquire 150,000 shares under the Company's employee stock option plan; and

         c.      Charles McLaughlin right to acquire 50,000 shares.

3. The Company represents and warrants, without giving effect to the transactions contemplated by this Agreement, that there are 14,209,897 shares of Common Stock outstanding on a fully diluted basis (with all warrants [excluding Purchaser's Warrant], options, convertible securities and the like [which consist solely of the three items disclosed in 2.a. through 2.c. above in this Exhibit A] deemed exercised or converted, as appropriate).